SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

September 10, 2001

CROWN AMERICAN REALTY TRUST

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-12216	25-1713733
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

 PASQUERILLA PLAZA, JOHNSTOWN, PENNSYLVANIA 15901

(Address of principal executive offices)

(814) 536-4441

(Registrant's telephone number)

Item 9. Regulation FD Disclosure

Crown American Realty Trust hereby furnishes the text and commentary for a presentation made on September 10, 2001 at the Wall Street Analyst Forum in New York, NY.

CROWN AMERICAN
REALTY TRUST

WALL STREET ANALYST FORUM
Roosevelt Hotel, NYC

September 10, 2001

Safe Harbor Statement

This presentation contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on assumptions and expectations, which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. Risk and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and credit market conditions, the ability to refinance maturing indebtedness, the impact of competition, consumer buying trends, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases and financial stability of tenants within the retail industry, as well as other risks listed from time to time in the Company's reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by the Company.

We do need to remind everyone that the forward looking comments in today's presentation are intended to be within the meaning of the SEC's safe harbor provisions.

Company Overview

  A pioneer in the enclosed mall industry
  Owns and self-manages 26 enclosed malls
  16 million square feet of GLA
  Focused on middle-market malls
  Mid-Atlantic and Southeastern states
  Public Company since 1993:
  Common shares: NYSE: "CWN"
  Preferred shares: NYSE: "CWN - A"
  Experienced management team and capabilities in all aspects of mall management
  Strong operating track record

For those of you not familiar with Crown, we've been around a long time as a Company, and have been public since 1993.

We're focused on middle market malls, and I'll more to say on that later.

We have a strong experienced management team and have full in-house capabilities.

Geographically we're spread from Pennsylvania to Georgia, as more fully illustrated on this next slide.

Portfolio Overview

  26 enclosed malls and 1- 50% JV owned mall
  16 million square feet of GLA
  Middle Market Focus
  Typically the dominant mall in the trade area
  92% total portfolio occupancy at June 30, 2001
  84% mall shop occupancy at June 30, 2001
  5.1% annualized base rent ($psf) growth (1)
  5.0% annualized mall shop sales growth (1)
  Low tenant occupancy cost: 10.1% at June 30, 2001

(1) 1995 to 2000

While we started as a Pennsylvania company, we have expanded into a total of 8 states in the eastern US.

Our portfolio is strong and improving, as you can see from these operating statistics:

  92% total portfolio occupancy
  84% in-line tenant occupancy
  Over 5% growth in average mall shop base rents and mall shop tenant sales in the five years ended 2000.

We are seeking new opportunities in the eastern US and would not expand significantly outside this geographic area unless it involved a sufficient critical mass of mall assets to warrant doing so.

Five Year Financial Results
Year	'96	'97	'98	'99	'00
Revenues ($M)	$ 134.0	$ 130.0	$ 146.0	$ 158.0	$ 170.0
EDITDA ($M)	$ 91.5	$ 88.0	$ 98.5	$ 108.3	$ 117.1

  Strong revenue and EBITDA growth since 1997
  Beginning to bear the fruits of past capital spending on the properties
  2001 YTD total return of 70% is among highest of all REIT's
  Yet Crown still trades at significant discount to mall REIT peer companies

Looking at the five year trends, you can see that we have had consistent growth in revenues, EBITDA, and FFO since 1997.

 SLIDE 6 SHOWS PHOTOS OF VARIOUS CROWN AMERICAN PROPERTIES.

Business Strategy

  Invest in Middle Market Malls
  Mid-Atlantic and Southeastern State focus
  National retailers continue to expand to middle markets to sustain their growth and grow their "brands"
  Lower operating costs allow retailer profitability
  Focus on the dominant mall in the trade area
  Re-tenant and re-merchandise with stronger tenants to grow cash flow
  Better tenants reduce credit risk
  Provide stable income and total return to shareholders

Our business strategy is relatively simply. We are not a "sexy" company.

We believe that dominant malls in middle markets offer an attractive investment and growth opportunity that is often overlooked by investors.

We have been focused on improving the quality of our malls, adding stronger anchors and stronger in-line tenants.

Recent Operating Trends

  Significantly improved anchor line-up
  Higher leasing activity and occupancy
  Higher average base rents
  Higher tenant sales
  Improved tenant quality
  Improved revenues and FFO
  Crown's YTD total-return for 2001 among highest for all REIT's

We've enjoyed solid operating performance trends over the last few years, and despite the economic slowdown, most of those positive trends have continued into 2001 to date, though at a lower growth rate that before.

Let me address each of these key trends in more detail.

Anchor Tenant Strength

Crown's results:

	No. of Units
	09/94	Now
May Company	2	12
BonTon	9	14
JCPenney	15	21
Sears	19	21
Kmart	5	3
Hess's	15	0

Stronger anchors promote better mall shop:
    Leasing
    Occupancy
    Tenant sales

Much of our recent improvements is the direct result on improving our anchor line-up. Cap City was just one example.

The anchor changes are summarized here.

While mall economics are driven by the mall shop leasing, anchors are very important because they still are a many draw for the consumer, they advertise heavily, and the quality and health of the anchors are important barometers for the mall shop tenants when making decisions where to expand.

Crown has excellent relationships with nearly all the major department stores, other than the few typically found only in the very "high end" locations (Nordstroms, for example)

Leasing Results
Year	'95	'96	'97	'98	'99	'00
New Leases ($M)	$5.9	$5.3	$8.4	$12.1	$12.9	$10.8
Renewals ($M)	$3.1	$3.2	$6.6	$11.4	$7.4	$7.3
  Signed leases have increased significantly during last four years
  Most leases have been with National and Regional Tenants.

We have been focused intensely on our mall shop leasing during the last few years, as this chart clearly shows.

We've had four very strong years, and the leasing pipeline - out for signature deals, still remains very good, even as the remaining available space is diminishing due to our past leasing successes.

We've also been working hard to improve the tenant mix in addition to growing occupancy, and I'll have more to say on that in a few minutes.

However, with the current economic climate, we are planning the business conservatively as to new leasing.

Tenant Quality and Diversity

Top 25 Revenue-Generating Tenants*
Sears Roebuck and Co.	5.5%	The Finish Line, Inc.	1.2%
J.C. Penney, Inc.	4.3%	Sterling Jewelers	1.2%
The Gap/Old Navy	3.1%	Payless Shoesource	1.1%
The Limited Stores, Inc.	3.0%	Value City Dept Stores	1.0%
The Bon-Ton	2.9%	Regis Stores	1.0%
Venator Group	2.6%	Deb Shops, Inc.	0.9%
Victoria's Secrets/Bath & Body	2.3%	Tandy Corporation	0.9%
Trans World Entertainment	2.2%	American Outfitters	0.9%
Shoe-Shoe of Rocky Mt.	1.7%	K-Mart Corporation	0.8%
Hallmark-Owned Stores	1.7%
Borders Group, Inc.	1.5%
May Department Stores Co.	1.4%	Total Top 25	46.4%
Zales	1.4%
KB Toys	1.3%	*Ranked by Revenues for 12 months
American Eagle Outfitters	1.3%	Ended June 30, 2001.
Fashion Bug	1.2%

 For several years now we've been disclosing our "Top 25 Revenue Generating Tenants." We update the list every 6 months.

The credit quality of the tenants in the Top 25 is strong and much improved from 4 to 5 years ago.

Tenant Profitability in Crown Malls

Comp. Store Sales

Year	'94	'95	'96	'97	'98	'99	'00
Comp Sales ($ psf)	$204	$206	$217	$228	$242	$258	$265

Tenant Occupancy Cost

End of Year/Period	'95	'96	'97	'98	'99	'00	2Q01
Occupancy Cost %	11.1%	10.6%	10.4%	10.3%	10.1%	10.2%	10.1%

 Crown Mall Shop Sales PSF Growth has Out Performed the ICSC Regional Mall Average

CWN	ICSC Average
1998 Up 6.1%	1998 Up 2.8%
1999 Up 6.6%	1999 Up 2.4%
2000 Up 2.4%	2000 Up 1.6%

Mall shop comp store sales have increased significantly in our portfolio since 1995.

We have outpaced the ICSC sales index during the last three years.

At the same time as the sales have increased, our tenants occupancy cost as a percent of their sales has declined. This is a positive indicator of the affordability of our malls for our retailers. Our goal is to increase the occupancy cost percent by increasing the average base rent in the portfolio.

Fundamentals Drive Occupancy and Rent

Mall Shop Base Rent

End of Year/Period	'94	'95	'96	'97	'98	'99	'00	2Q01
Base Rents ($ psf)	$ 14.61	$ 15.10	$ 15.85	$ 16.82	$ 17.54	$ 18.63	$ 19.44	$ 19.60

Mall Shop Occupancy

End of Year/Period	'95	'96	'97	'98	'99	'00	2Q01
Occupancy %	82%	76%	79%	82%	84%	86%	84%
  Base rent growth every quarter since IPO in 1993
  Current average base rent of $19.60
  Mall shop occupancy at 84% as of 6/30/01
  Improved tenant mix
  Improved tenant credit quality
  12 malls over 90% mall shop occupancy at June 30, 2001

Average in-line base rent has increased every quarter since our IPO, and had a 5% annualized increase from 1995 to 2000.

Mall shop occupancy hit a high point of 86% at year-end 2000, and has slipped somewhat to 84% at June 30 due to the high level of closings and buyouts in the first half.

This was a common experience by all of the mall companies during the first half this year. Retailers that closed or bought out of space in our portfolio included Paul Harris, Bugle Boy, Samuels Jewelers, and Northern Reflections.

The speed with which we can release these vacancies will have an impact on 2002 results. We expect to give guidance on 2002 as part of our 3rd quarter earnings release in October after we complete our budget process for 2002.

Specialty and Temporary Leasing

Creating Added-Value from Vacancies

  Mall Shop Occupancy
  2000 86%
  1999 84%
  1998 82%
  1997 79%
  Specialty Leasing Income
  2000 $8.5 million
  1999 $8.5 million
  1998 $7.6 million
  1997 $7.7 million

This slides demonstrates our ability to grow temporary and specialty leasing revenues at the same time permanent occupancy has been increasing.

We've done this by weeding out the weaker performers and aggressively raising rates on those temporary tenants that remain.

Specialty and Temporary Leasing

  Focused on national and local businesses
  Cost effective RMU program
  Incubate permanent tenants
  Dedicated specialty leasing staff

Specialty and temporary leasing is a very important source of income at Crown.

We have found this area to be under-managed at the malls we acquired and an important reason for the strong NOI growth we achieved after making the acquisitions.

Most recently we've invested in removable merchandising units (RMU's) that allow better merchandising and appearance, higher rents, and higher density of temporary tenants. The incremental payback from RMU's has typically been 2 or 3 years.

We added 5% to total revenues in an 86% leased portfolio from this source of income last year.

Out-Parcel Development and Sales

  Comprehensive plan for each property
  Develop, sell or lease to highest and best use
  Complements the malls and drives traffic to the site
  Ability to "create" additional parcels
  Re-striping or re-zoning
  Optimize all available land
  Consistent source of cash flow
  In-house legal staff for cost effective closings

Out parcel development and sales are important to maximizing the value of an investment by increasing the traffic to the mall site - by creating more of a total destination for the consumer.

We have a dedicated staff for this activity and have produced a consistent stream of rental income or sales proceeds.

We also have been able to "find" additional parcels by creatively working parking lot striping.

Technology and Retailing

  Impact of Internet retail sales on mall shop leasing and sales minimal to date
  Malls and retailers will continue to adapt to the Internet
  Mall Web-Sites implemented in early August of 2000 as mall marketing tool
  Driving customer loyalty and traffic to our malls
  Ongoing enhancements to web-sites
  Leasing section added to web-site - October 2000
  Our internally developed mall web-site software licensed to JPRealty for their entire mall portfolio.
  Broadband and other telecommunication services for tenants - no-investment approach

In 1999, particularly during the holiday shopping season, there was a tremendous amount of media attention about the future impact of Internet on retailing.

After the 1999 Christmas season, many media industry pundits began to realize that bricks and mortar retailing will be around for a long time and that the Internet can complement a good retailer's bricks and mortar retailing strategy.

So far, the identifiable impact of the Internet on tenant sales and importantly on our leasing activity, has been minimal.

At Crown, we are using the Internet for mall marketing purposes. In the second half of 2000 we rolled out customized shopper web-sites and customized leasing web-sites for each property. We are using the Internet to enhance our mall marketing and our leasing initiatives and we have been very pleased with both consumer and tenant responses to date.

I strongly encourage you to take a look at the new mall sites which can be accessed from our corporate web-site: www.crownamerican.com.

Technology and Retailing
Cost Effective Mall Web-Sites

  Drives customers to the mall
  Functionality includes:
  Consumer Customized Home page
  Customized e-Mail Messaging
  Sales Information
  News and Event Information
  Coupons
  Directory of Shops
  Job Listings
  Business Opportunities
  Gift Certificate Sales
  Theater Listings
  Terms of Use Statement and Privacy Policy
  Software licensed to JP Realty

In August 2000 we rolled out our mall Internet web-sites

The functionality of the sites was developed internally though focus group and other research, and the specified functionality was then programmed by a third party provider who also houses the site on their servers.

Our investment for the total portfolio was about $300,000.

You can access one of the mall sites from our home page. Each site also has a unique URL address:

Eg. www.shopJacksonvilleMall.com

We recently announced our agreement with JP Realty, a public REIT, to license our mall web-site software. We expect to license the software to other mall owners as well.

Revenue Enhancements
Partnership Marketing Opportunities

  Leverage Crown's existing contracts
  Pepsi vending,
  Bank ATMs,
  Mall Directories
  Food Court table top advertising
  Sponsors for strollers, seating areas, community rooms and children's play areas
  High margin revenue!
  Produced $0.8 million in revenues in 2000 (0.5% of total revenues)

In the last few years mall owners have only begun to appreciate the marketing value their malls represent.

We get over 115 million annual shopper visits to our malls. Those "advertising impressions" have value and we are working hard to harvest that value in the form of new sponsorship income arrangements.

You can see some of the types of income we've secured so far and we believe that the potential is significantly higher.

Leveraging our Capabilities

  New initiatives to leverage our capabilities and to drive incremental revenues:
  Third party leasing and management contracts
  Black Rose Antique and Collectables - for vacant box spaces
  Construction management services
  Contributing over a cent per share to FFO

While we have streamlined our home office operations and costs, we are also leveraging our capabilities in several ways.

We already have two leasing contracts, and are activity seeking third party mall management contracts. We hope to have some announcements later this year.

We are also marketing our expertise in setting up and managing the Black Rose Antique and Collectables concept for vacant big-boxes. We received very strong interest in this from other developers at the recent ICSC conference.

Finally, we have secured a number of construction management contracts for tenants and third parties.

Altogether, these initiatives are contributing about a cent per share to FFO and we believe the potential is much higher.

Leveraging our Capabilities
Alternate Uses for Vacant "Big-Box" Spaces

  Black Rose Antiques and Collectibles - a Crown trade-marked retail concept
  Generated $0.24M net income from one 60,000 sq. ft. box in 2000
  Three antique centers currently in Crown malls

In any large portfolio of regional malls, there will be a few vacant big box spaces.

We had a Kmart buy out of a lease in 1996. The local mall manager saw an opportunity to create a space where local antique dealers could permanently set up their displays. All products are priced and our staff operate a cash register to collect sales when the antique dealer is not present.

This first location is now generating nearly a quarter of a million dollars in net profit each year. In a recent CMBS financing we got "credit" for this non-traditional income in the underwriting by the credit rating agencies.

We've added two more locations in our portfolio and have begun to offer this service to our mall owners on a fee basis.

Property Repositioning -Valley Mall, Hagerstown, MD

  Acquired November 1997
  New Wing/Expansion opened Fall 1999
    Added May Company, Stadium seating theater, as well as 47K of new in-line space
  Occupancy Growth From 72.8% to 97.5%
  NOI Up 103% Including Expansion
  New National and Regional Tenants:
    Christopher & Banks
    Old Navy
    GAP
    Gadzooks
    Garfields
    Lenscrafters
    Disney
    Gymboree
    American Eagle Outfitters

Valley Mall in Hagerstown, MD is a good example of what we've been able to accomplish from an acquired property.

We figured out how to do an expansion that eluded former ownership and completed an expansion in late 1999.

The results have been impressive:

  Occupancy up to 97.5% from 72.8% when we acquired the mall.
  NOI is up 103% since 1997.
  The tenant and merchandising line-up is dramatically improved.

Valley Mall - Before and After

(SHOWN HERE - LAYOUT OF BEFORE AND AFTER PLAN OF VALLEY MALL)

 Here you can see graphically how we added a "dog-leg" expansion in order to get Hecht's new store built without violating Bon-Ton's restriction zone.

Property Repositioning - Capital City Mall Harrisburg, PA

  Repositioning of existing mall
    JC Penney replaced Ames in 1995
    May Company replaced Hess's in 1996
  Occupancy Growth From 72.8% to 97.5%
  Comp Store Sales increased 50% to $343 for 2000
  NOI up 36% from 1996 to 2000
  New National & Regional Tenants:
    Christopher & Banks
    Old Navy
    GAP
    Gadzooks
    Disney
    Eddie Bauer
    Pacific Sunwear
    American Eagle Outfitters

 Capital City Mall in Harrisburg, PA is a great example of improvements that come from anchor replacements and remerchandising without an expansion.

First we fixed the anchor line-up by getting JCPenney to replace Ames and getting May Company's Hecht's unit to replace and expand the former Hess's store.

Then we significantly improved the in-line stores.

Occupancy went from 73% in 1995 to 97.5% today.

Comp store sales increased 50% to $343 psf.

NOI is up 36% from 1996 to 2000

 SLIDE 25 SHOWS PHOTOS OF VARIOUS CROWN AMERICAN PROPERTIES.

Financial Results - First Half 2001
	1HO1	1H00
Revenues ($M)	$85.9	$81.5
FFO per share	$0.66	$0.61

First Half 2001 compared to First Half 2000:
  Revenues up 5.4%
  Same center NOI was up 1.3% vs. a year ago
  FFO per share up 8%
  Impacted by tenant lease buyouts

Our first half results continued the trend of 2000, with revenues as of the end of the second quarter 2001 up 5.4% over the first half of 2000.

During the first half of 2001, same center Net Operating Income was up 1.3%. This is lower than last year's growth rate as percentage rents declined due to lower retail sales and base rents and recovery income declined due to tenant closings with liquidations of Paul Harris and Bugle Boy and lease terminations of Venator's Northern Reflections division triggered by their buyout.

FFO per share for the first half of 2000 as compared to the first half of 2000 was up 8%, however, $.04 came from non-recurring lease buyout income. FFO results for the first half of 2000 were impacted by $.01 in restructuring costs for home office work-force reductions and other cost savings actions that had been taken. Thus, most of the improvement in FFO per share relates to special items.

I'll have more to say on the outlook for the rest of 2001 a little later in this presentation.

Revenue and FFO Growth
	2000	1999	1998
Revenues ($M)	$170.4	$157.9	$145.8
FFO Per Share	$1.34	$1.22	$1.18
FFO % change	+9.8%	+3.4%	+2.6%
Same Center NOI	+7.2%	+7.0%	+3.5%
  2000 Revenues - up 7.9%
  2000 FFO - up 9.8%

While our positive operating trends started in 1997, 1998 was the turnaround year for FFO growth, and 1999 and 2000 were great years for Crown.

Total revenues were up 7.9% in 2000.

Same center NOI growth trends were quite strong during this period.

Dividends

  Common share dividends
  $0.84 per annum current rate
  In April 2001, the Board approved dividend increase of $0.01 per year, or 1.2%
  Our third consecutive annual dividend increase
  Preferred share dividends
  $5.50 per preferred share - annual rate
  Tax treatment of dividends in 2000
  Common: 100% non-taxable return-of-capital
  Preferred: 80% taxable income

In April our Board of Trustees voted to increase the annual common dividend from $0.83 to $0.84, a 1.2% increase. This increase was in effect for the dividend paid in June, and was our third consecutive annual increase.

Our dividends continue to have tax benefits for individual investors. 100% of the common dividends paid in 2000 represented a non-taxable return of capital distribution. 80% of the preferred share dividends represented taxable dividends.

While we cannot predict the tax aspects of our 2001 dividends with a high degree of certainty at this time, we do expect that a significant portion of the common dividends in 2001 will continue to represent a non-taxable return of capital.

Controlling Operating Costs

  Corporate office costs for 2001 projected to be down significantly from 1998's level:
  Gross costs down 27%, or $5 million annual cash flow savings
  Expensed costs (net of capitalization) generally flat with 1998
  Impact is more significant to cash flows than to earnings and FFO

In 1999 we announced two restructurings to reduce the number of corporate office staff and certain other expenses, plus a further reduction in March of 2000.

While we incurred $2.2 million in 1999 and $0.4 million in March of 2000 in one-time severance and related costs, we've worked to achieve $5 million in annual cost savings compared to 1998 levels.

A major part of the reductions impacted development and construction related staff in recognition of the completion of most of our improvement projects.

Since much of those costs were previously capitalized to construction, the costs savings have not directly impacted FFO significantly, but do represent a significant ongoing cash flow savings.

Financial Flexibility

  Line of Credit with GECC
  Availability at 06/30/01 - $148M
  Outstanding at 06/30/01 - $141M
  Maximum availability - Up to $175M depending on the future performance of the 6 malls that secure the line.
  Maturity: November 2004
  Interest at LIBOR plus 2.25%
  We fixed 5.18% LIBOR for two years on $35M via interest rate swaps (hedges) in early 2001
  Line of Credit with AmeriServ Financial
  Availability at 06/30/01 - $6.0M
  Outstanding at 06/30/01 - $2.2M

In September of 2000 we extended and modified our lines of credit with GECC as noted in this slide. The new line improves our financial flexibility. We also have a small $6 million bank line of credit with no borrowings outstanding at the present time.

In early 2001 we entered into interest rate swaps that effectively locks LIBOR for 2 years at 5.18% on $35 million of our floating rate debt.

Financial Flexibility

  15% of total debt is floating rate - $108M, net of the $35M two year interest rate hedge.
  Every 25 basis point reduction in LIBOR = 8/10 of cent annualized improvement in FFO per share
  Average rate on all debt = 7.39% at 06/30/01
  Scheduled Debt Maturities:

2001: $10.9 million in amortization

2002: $10.3 million in amortization and $23.6 million in 2 maturing loans

2003: $9.7 million in amortization

Out total floating rate exposure is quite manageable as you can see.

Every 25 basis point drop in LIBOR will produce a 8/10 cent improvement in FFO on an annualized basis.

Our debt maturities are considered very manageable and are much improved over several years ago.

Looking at 2001 and beyond

  Cautious on near-term retail environment
  Bullish long-term on retail and Company prospects
  On July 26, we reiterated our guidance for 2001 FFO: $1.33 to $1.37 per share
  No redevelopment impact in 2001
  More cautious outlook on retailing
  More G&A expensed rather than capitalized
  Offset somewhat by lower interest rates

While our operating and financial trends have been strong, we are cautious about the near term retail and overall economic climate, and are planning and managing conservatively.

Despite the strong first quarter results, we've held to our previous 2001 FFO estimates of $1.33 to $1.37 per share when we announced first quarter results.

While we are encouraged about the lower interest rate environment and the recently enacted income tax cuts which should help our consumers later in 2001, it is still early in the year.

While our goal for mall shop occupancy remains at 87%, in the current weaker retail environment, maintaining last year end's 86% occupancy level will be a challenge.

Longer term, however, we remain quite bullish on the Company's prospects.

Crown American vs Mall Peer Group

Despite 70% YTD total return,
Considerable Multiple Growth Potential Remains for Crown
	---------------2001E---------------
	FFO	Dividend	Payout
	Multiple	Yield	Ratio
Crown American	6.2	10.0%	62%
Simon	8.3	7.2%	59%
Taubman	9.4	7.4%	69%
General Growth	7.7	5.6%	43%
Macerich	8.3	8.5%	71%
CBL & Assoc.	8.0	6.8%	54%
JP Realty	8.0	8.7%	70%
Glimcher	6.1	10.5%	64%
10 Mall REIT Avg.	8.1	7.9%	60%

Source: Published research report: as of August 30, 2001.

Based on those consensus FFO estimates for 2001, Crown continues to be undervalued by the market in our view.

Despite a rising stock price that has produced a 66% total return since year end, we still trade at 20+% discount to our mall peer companies based on FFO multiples or dividend yields.

The transactions announced last year concerning Urban's acquisition by Rodamco and CBL's acquisition of the Jacobs mall portfolio illustrate to us that the public markets are still significantly undervaluing mall assets.

At the reported cap rates inherent in the Urban transaction, Crown's shares would trade over $20. Using the Jacob's cap rate, our shares would trade over $9.

The point is that at $8.32 per share, we believe there is significant upside potential, limited downside risk, and a great current cash return from the dividend.

Multiple Expansion Potential

  Recent Crown American common share price:
  As of August 31 $ 8.31
  Potential common share price if valued at current peer group multiples:
  At average FFO multiple => $11.02
  At average dividend yield => $10.63

As this slide shows, we believe our shares have major upside pricing potential. Even if our share price remains flat and even if we do not increase our dividend again, our current dividend rate generates an approximate 10% shareholder return.

Continued share price improvement toward the peer averages can result in a large total return for investors.

For those of you who have an interest in preferred stock, our public preferred shares also represent an excellent current 11% yield for investors.

For individual investors, our common dividends have had a large return of capital component for tax purposes in the last few years, which gives a major boost to the tax effective yield on our common shares.

Insider Ownership

  Ownership by management and trustees continues to increase:
  2Q01: 38.0%
  2000: 37.7%
  1999: 37.2%
  1998: 35.7%
  1997: 33.2%
  One outside trustee significantly added to his position in 1999, such that he would be one of our top 10 investors.

This bullishness is evident from this slide.

Insiders have been consistently increasing their ownership position in the Company, which now stands at 38.0%.

Summary
  Positive operating trends
  Increasing FFO, Occupancy, Rental Rates, and Tenant Sales
  High current tax-advantaged yield
  Experienced management and capabilities
  Managing conservatively for cash flow during current difficult economic and capital market times

In summary, we believe that the Crown American property portfolio has been transformed.

Our past investments are now generating solid growth and future capital spending needs are declining.

During these difficult capital markets, we are managing the Company conservatively for cash flow and to preserve and enhance our future financial flexibility.

At current prices our shares are a great investment opportunity.

 SLIDE 37 SHOWS PHOTOS OF VARIOUS CROWN AMERICAN PROPERTIES.

Now I would be pleased to take any questions you may have in the remaining time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CROWN AMERICAN REALTY TRUST

By: /s/Terry L. Stevens

Name: Terry L. Stevens

Title: Executive Vice President and

Chief Financial Officer

Date: September 10, 2001